Contact: Robert E. Rout
Senior Executive Vice President,
Chief Financial Officer
and Secretary

TO BE RELEASED:
9:00 a.m., Monday, April 21, 2008

S&T Bancorp, Inc. Announces Earnings

Indiana, Pennsylvania - S&T Bancorp, Inc. (NASDAQ: STBA) today announced net income of $14.9 million or $0.60 diluted earnings per share for the quarter ended March 31, 2008 compared to net income of $13.3 million or $0.52 diluted earnings per share for the first quarter of 2007. The increase in net income and earnings per share is primarily due to improved net interest income and lower provision for loan losses.

Annualized return on average equity for the quarter ended March 31, 2008 was 17.27 percent, as compared to 15.90 percent for the quarter ended March 31, 2007 and 16.97 percent for the full year 2007. Annualized return on average assets was 1.75 percent for the quarter ended March 31, 2008, compared with 1.63 percent for the first quarter of 2007 and 1.68 percent for the full year 2007.

James C. Miller, S&T chairman and chief executive officer, commented, "We are very pleased with this quarter's strong earnings performance. Despite the general economic concerns, market disruptions such as we have seen over the past year sometimes create opportunities for companies like S&T that have not strayed from banking fundamentals. Our upcoming merger with IBT Bancorp, Inc. scheduled for the second quarter of this year should allow us to further leverage those opportunities."

Net interest income on a fully taxable equivalent basis increased by $2.3 million, or 8 percent, to $31.7 million for the first quarter of 2008, as compared to the same period of 2007. The net interest margin on a fully taxable equivalent basis was 3.99 percent, 3.94 percent and 3.84 percent for the quarters ending March 31, 2008, December 31, 2007, and March 31, 2007, respectively.

Earning assets have increased $66.0 million over the past 12 months, primarily driven by a $63.8 million, or 3 percent, increase in commercial lending and a $52.5 million, or 8 percent, increase in consumer lending. Investment securities were reduced by $50.3 million over the same 12-month period, as the risk/reward opportunities for leveraging activities have been significantly reduced by a relatively flat and sometimes inverted yield curve.

Deposits increased $28.3 million, or 1 percent, during the 12-month period, providing core funding for loan growth. Todd D. Brice, president and chief operating officer, added, "While core deposits are our most stable and lowest cost of funds overall, from time to time, we may experience periods like we are in today where borrowings have a slight pricing advantage. We are willing to accept slightly less robust deposit growth in the short run to take advantage of these unique circumstances. We know that we have excellent and very competitive deposit products, especially our CMA high-yield savings account, cash management services and electronic banking systems that we believe will continue to keep us competitive and serve our customers' needs well into the future."

Noninterest income, excluding investment security gains, increased $0.4 million for the first quarter of 2008 as compared to the first quarter of 2007. The increase is primarily due to strong performances in debit and credit card activities, insurance, commercial loan swap fees and a $0.4 million gain on the Visa initial public offering. Partially offsetting these increases are mortgage servicing impairment charges of $0.2 million and fair value adjustments of investments held in trust for deferred compensation plans of $0.4 million.

Net equity investment security gains for the first quarter of 2008 were $0.6 million, a decrease from the $1.7 million for the same period of 2007. Included in the equity investment security gains for the first quarter 2008 is a $0.2 million loss recognized from the fair market value adjustment on a bank equity holding as an other-than-temporary impairment. The equity securities portfolio has a market value of $40.3 million and net unrealized gains of $8.2 million as of March 31, 2008, as compared to $51.0 million and $12.0 million at March 31, 2007.

Noninterest expense increased $0.4 million, or 2 percent, for the first three months of 2008, as compared to the 2007 period. Increases include the effects of normal year-end merit increases, higher occupancy expense due to the addition of new branches and increased reserves for unfunded commitments. The efficiency ratio, which measures recurring noninterest expense to noninterest income, excluding security gains, plus recurring net interest income on a fully taxable equivalent basis, was 44 percent and 46 percent for the quarters ended March 31, 2008 and March 31, 2007, respectively.

The provision for loan losses was $1.3 million, $1.2 million and $2.2 million for the quarters ending March 31, 2008, December 31, 2007, and March 31, 2007, respectively. Net loan recoveries for the first quarter 2008 were $0.1 million, or 0.01 percent of average loans on an annualized basis, compared to 0.01 percent of net loan charge-offs in the first quarter of 2007, and 0.17 percent for the full year 2007. Net loan recoveries were impacted by a $0.5 million recovery on a mixed-use real estate development participation loan that was partially charged-off in 2006. Provision for loan losses in the first quarter 2008 includes specific reserves for two commercial loan relationships totaling $1.2 million. Both of these relationships were placed on nonperforming loan status during the quarter.

The allowance for loan losses was 1.25 percent of total loans at the end of the first quarter of 2008, as compared to 1.23 percent at December 31, 2007 and 1.29 percent at March 31, 2007. Nonperforming assets were $23.8 million or 0.69 percent of total assets at March 31, 2008, as compared to $17.3 million or 0.51 percent of total assets at December 31, 2007 and $20.5 million or 0.61 percent of total assets at March 31, 2007. The two aforementioned commercial loan relationships placed on nonperforming status in the first quarter of 2008 were $4.7 million and $4.2 million, respectively. These increases to nonperforming loans were partially offset by the repayment of a $1.7 million residual balance on the mixed-use real estate development participation loan that was previously classified as nonperforming.

Brice commented, "Asset quality is an important strategic commitment at S&T, especially considering our growing commercial relationships, where loans tend to be larger, more complex, and, by their nature, may take longer to resolve when a problem does occur. We continue to be very aggressive in dealing with problem loans."

S&T Bancorp, Inc. declared a common stock quarterly dividend of $0.31 per share on March 17, 2008, which is payable on April 25, 2008 to shareholders of record as of April 1, 2008. This dividend represents a 3 percent increase over the $0.30 per share quarterly dividend declared a year ago and a 4 percent projected annual yield utilizing the March 31, 2008 closing market price of $32.17.

The S&T Bancorp, Inc. Board of Directors authorized stock buyback programs in 2005 and 2006 of one million shares each, or approximately 4 percent of shares outstanding in each year. On June 18, 2007, the S&T Bancorp, Inc. Board of Directors authorized an additional buyback program of one million shares until June 30, 2008. During 2007, S&T repurchased 971,400 shares through these programs at an average cost of $32.74 per share. During 2008, there were no purchases of S&T Bancorp, Inc. stock under the 2007 program.

Headquartered in Indiana, PA, S&T Bancorp, Inc. operates 46 offices within Allegheny, Armstrong, Blair, Butler, Cambria, Clarion, Clearfield, Indiana, Jefferson and Westmoreland counties. With assets of $3.5 billion, S&T Bancorp, Inc. stock trades on the NASDAQ Global Select Market System under the symbol STBA.

This information may contain forward-looking statements regarding future financial performance which are not historical facts and which involve risks and uncertainties. Actual results and performance could differ materially from those anticipated by these forward-looking statements. Factors that could cause such a difference include, but are not limited to, general economic conditions, change in interest rates, deposit flows, loan demand, asset quality, including real estate and other collateral values, and competition. This information should be read in conjunction with the audited financial statements and analysis as presented in the Annual Report on Form 10-K for S&T Bancorp, Inc. and subsidiaries.